EXHIBIT 21

                                   SUBSIDIARIES OF

                           OCEANEERING INTERNATIONAL, INC.


                                   Percentage of Ownership     Jurisdiction
                                       by Oceaneering               of
     Subsidiary                      International, Inc.       Organization


Eastport International, Inc.                 100%                Delaware
Monocean Oceaneering Engenharia
  Submarina Ltda.                            100%                Brazil
Multiflex, Inc.                              100%                Texas
Multiflex Limited                            100%                Scotland
Multiflex U.K., Inc.                         100%                Texas
Norsk Subsea Cable AS                         49%                Norway
Ocean Barge Limited Partnership               75%                Texas
Ocean Systems Do Brasil Servicos
  Subaquaticos Ltda.                         100%                Brazil
Ocean Systems Engineering, Inc.              100%                Texas
Ocean Systems Engineering Limited            100%                England
Oceaneering Arabia Ltd.                       50%                Saudi Arabia
Oceaneering A/S                              100%                Norway
Oceaneering Australia Pty. Limited            50%                Australia
Oceaneering do Brasil Servicos
  Submarinos Ltda.                           100%                Brazil
Oceaneering FSC, Inc.                        100%                Barbados
Oceaneering International AG                 100%               Switzerland
Oceaneering International (Ireland) Limited  100%                Ireland
Oceaneering International (M) Sdn. Bhd.      100%                Malaysia
Oceaneering International (Netherlands) B.V. 100%                Netherlands
Oceaneering International Pte Ltd            100%                Singapore
Oceaneering International, S.A. de C.V.      100%                Mexico
Oceaneering International Services Limited   100%                England
Oceaneering International (Sharjah) Limited  100%                Sharjah
Oceaneering Limited                          100%                Canada
Oceaneering Space Systems, Inc.              100%                Delaware
Oceaneering Survey, Inc.                     100%                Delaware
Oceaneering Technologies, Inc.               100%                Delaware
Oceaneering Underwater GmbH                  100%                Switzerland
Oceanteam A/S                                 50%                Norway
Oceanteam UK Limited                         100%                Scotland
Oil Industry Engineering, Inc.               100%                Texas
P. T. Calmarine                               50%                Indonesia
QAF-Solus Offshore Sdn Bhd                    50%                Brunei
Servicios Marinos Oceaneering Chile Limitada 100%                Chile
Solus Emirates                                49%                U.A.E.
Solus Ocean Systems, Inc.                    100%                Delaware
Solus Oceaneering (Malaysia) Sdn. Bhd.        49%                Malaysia
Solus Offshore Ltd.                          100%                Cayman Islands
Solus Schall Limited                         100%                England
Solus Schall (Nigeria) Limited                50%                Nigeria
Specialty Wire and Cable Company, Inc.       100%                Texas
Steadfast Oceaneering, Inc.                  100%                Virginia